UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2019

SPECIAL OPPORTUNITIES FUND, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

811-07528                                                                        13-3702911
(Commission File Number)                                      (IRS Employer Identification No.)

Park 80 West, 250 Pehle Avenue, Suite 708, Saddle River, New Jersey                  07663
(Address of Principal Executive Offices)                                                                (Zip Code)

(877) 607-0414
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01	Regulation FD Disclosure

On December 2, 2019, Special Opportunities Fund, Inc. (the “Fund”) submitted a request for a determination to the Staff of the Division of Investment Management of the Securities Exchange Commission (the “Staff”) as to whether certain potential amendments to the Fund’s by-laws would contravene the Investment Company Act of 1940, particularly Sections 16(a), 18(i) and 36(a).  The proposed amendments include share ownership limitations, a majority voting requirement for director election, and a continuing director by-law which would confer certain powers specifically upon continuing directors.  The Fund’s Board has not taken any action relating to the adoption of proposed amendments to the Fund’s by-laws and will consider the Staff’s determination before taking any such actions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Fund Letter dated December 2, 2019 to the Staff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIAL OPPORTUNITIES FUND, INC. (Registrant)

By:	/s/ Phillip Goldstein
	Name:	Phillip Goldstein
	Title:	Chairman

Date: December 3, 2019